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                                                                    Exhibit 21.1


                     LIST OF SUBSIDIARIES OF WATERLINK, INC.
                     ---------------------------------------

1.       Aero-Mod Incorporated, a Delaware corporation

2.       Great Lakes Environmental, Inc., a Delaware corporation

3.       Mass Transfer Systems, Inc., a Delaware corporation

4.       San Tech Equipment, Inc., an Ohio corporation

5.       Waterlink Management, Inc., an Ohio corporation

6.       Waterlink Technologies, Inc., a Delaware corporation

7.       Water Equipment Technologies (Europe) Limited, a UK corporation

8.       Waterlink Operational Services, Inc., a Delaware corporation

9.       Waterlink (UK) Ltd., a UK corporation

10.      Waterlink (Germany) GmbH, a German corporation

11.      Axel Johnson Engineering GmbH, a German corporation

12.      Waterlink (Sweden) AB, a Swedish corporation

13.      Nordic Water Products AB, a Swedish corporation

14.      Nordic Water Products Spain S.L., a Spanish corporation

15.      Noxon AB, a Swedish corporation

16.      Nordic Water Products OY, a Finish corporation

17.      Zickert Miljo A/S, a Danish corporation

18.      Zickert Products AB, a Swedish corporation